UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2009

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

                            Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Contracts.

On May 6, 2009, SunTrust Banks, Inc. (the “Registrant”) entered into a letter agreement with the Federal Reserve Bank of Atlanta to augment the composition of its capital by increasing the common shareholders equity component of tier 1 capital by $2.16 billion. The Registrant also indicated its intention to provide information to the Federal Reserve Bank of Atlanta no later than June 8, 2009 about how the Registrant intends to accomplish this augmentation. A copy of the Letter Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 8.01 Other.

On May 7, 2009, SunTrust Banks, Inc. (the “Registrant”) announced its response to the Federal Reserve’s Supervisory Capital Assessment Program. A copy of the News Release announcing SunTrust’s response to the Federal Reserve’s Supervisory Capital Assessment Program is attached hereto as Exhibit 99.1 and is incorporated herein by reference. All information in the news release speak as of the date thereof and the Registrant does not assume any obligation to update said information in the future.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement between SunTrust Banks, Inc. and the Federal Reserve Bank of Atlanta dated May 6, 2009.

99.1	News release dated May 7, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date: May 7, 2009	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Group Vice President and Associate General Counsel